Exhibit 99.1
FBR Capital Markets Reports
Fourth Quarter and Year End 2009 Financial Results

Company Returns to Profitability
Driven by Strength in Investment Banking

ARLINGTON, Va., Feb. 10, 2010 (GLOBE NEWSWIRE) -- FBR Capital Markets Corporation (Nasdaq:FBCM) (FBR Capital Markets or "the Company") today reported pre-tax earnings of $15.2 million and net after-tax earnings of $17.2 million, or $0.26 per diluted share, for the quarter ended December 31, 2009. These results compare to a pre-tax loss of $105.3 million and a net after-tax loss of $130.7 million, or $2.23 per diluted share, in the fourth quarter of 2008. The Company's pre-tax core operating earnings were $21.7 million for the fourth quarter of 2009 compared to a pre-tax core operating loss of $22.1 million in the fourth quarter of 2008. This non-GAAP measurement excludes specific non-core items and non-cash expenses. See "Non-GAAP Financial Measures" below for a reconciliation of the Company's non-GAAP pre-tax core operating results to its GAAP pre-tax operating results for the specified 2009 and 2008 periods.

For the year ended December 31, 2009, FBR Capital Markets reported a pre-tax loss of $29.0 million and a net after-tax loss of $27.7 million, or $0.46 per share (diluted), compared to a pre-tax loss of $198.2 million and a net after-tax loss of $194.7 million, or $3.09 per share (diluted), in 2008. The Company's pre-tax core operating earnings were $2.1 million for the year ended December 31, 2009 compared to a pre-tax core operating loss of $78.8 million in 2008.

Fourth quarter 2009 net revenues before net investment income/loss were $122.2 million, more than double the $47.8 million for the fourth quarter of 2008, and up 71% from $71.4 million for the third quarter of 2009. Investment banking fueled this growth with $83.5 million of capital raising revenue during the quarter.

Fourth quarter 2009 non-compensation expenses were $35.3 million, up 1% from $34.8 million in the fourth quarter of 2008 and 13% from $31.3 million in the third quarter of 2009. The entire quarter over quarter increase was a result of increased transaction expenses associated with the higher revenues. The Company's compensation and benefits expense as a percentage of net revenues was 59% for the fourth quarter 2009.

2009 Operational Overview
  For the 2009 fiscal year, net revenue was $292.2 million compared to $181.9 million in 2008.
  Investment banking revenue was $138.7 million in 2009 compared to $97.0 million in 2008.
  Institutional brokerage generated net revenue of $133.1 million for 2009, compared to $138.6 million in 2008 as a result of the overall reduction in trading volumes across the equity capital markets, partially offset by increased revenues from the company's convertible, credit, and listed options trading businesses.
  Mutual fund assets under management as of December 31, 2009 were $1.3 billion compared to $1.2 billion at the end of 2008.
  Core fixed costs for 2009 were $163.5 million compared to $209.5 million in 2008, reflecting a decrease of $46 million.
  Compensation as a percentage of net revenue improved meaningfully during the year from over 100% for 2008 to 66% in 2009 and showed steady improvement throughout the year.
  The Company ended 2009 with a total employee headcount of 595, up from 568 at the end of 2008. This included 70 senior hires in revenue generating departments in 2009.
As of December 31, 2009, shareholders' equity totaled $319.5 million, with $275.5 million held in cash, resulting in book value per share of $5.00.

"Despite a challenging market, 2009 was, as planned, a year of successful strategic repositioning. We enhanced and diversified our platform, maintained a significantly reduced cost structure, and returned to profitability in the second half of the year," said Richard J. Hendrix, President and Chief Executive Officer of FBR Capital Markets. "Our fourth quarter performance was driven by leadership in capital raising for the US banking industry and demonstrates the positive operating leverage in our model. While we are cautiously optimistic about the capital markets environment in 2010, we are confident in our team of professionals and our collective ability to deliver for clients and shareholders as we focus on execution during this year."

Investors wishing to listen to the earnings call at 5:00 P.M. U.S. EST, Wednesday, February 10, 2010 may do so via the Web or conference call at webcast link:

http://investor.shareholder.com/media/eventdetail.cfm?eventid=76559&CompanyID=FBCM&e=1&mediaKey=A638ADF35B185A230531194DBE6AEB85

Conference call dial-in number (domestic, toll-free): 888.477.8284
Conference call dial-in number (international): 201.604.5059
Conference call code: 222230

Replays of the webcast will be available after the call.

FBR Capital Markets Corporation (Nasdaq:FBCM) provides investment banking, merger and acquisition advisory, institutional brokerage, prime brokerage and research services through its subsidiary FBR Capital Markets & Co. FBR Capital Markets focuses capital and financial expertise on seven industry sectors: consumer; diversified industrials; energy & natural resources; financial institutions; insurance; real estate; and technology, media & telecom. Asset management services are provided by FBR Investment Management, Inc., and mutual funds are provided by FBR Fund Advisers, Inc.; both companies are subsidiaries of FBR Capital Markets Corporation. FBR Capital Markets is headquartered in the Washington, D.C. metropolitan area with offices throughout the United States and in London. For more information, please visit www.fbrcapitalmarkets.com.

The FBR Capital Markets Corporation logo is available at http://www.globenewswire.com/newsroom/prs/?pkgid=6405

Statements in this release concerning future performance, developments, events, market forecasts, revenues, expenses, earnings, run rates and any other guidance on present or future periods constitute forward-looking statement. These forward-looking statements are subject to a number of factors, risks and uncertainties that might cause actual results to differ materially from stated expectations or current circumstances. These factors include, but are not limited to, the effect of demand for public offerings, activity in the secondary securities markets, interest rates, the risks associated with merchant banking investments, the realization of gains and losses on principal investments, available technologies, competition for business and personnel, and general economic, political and market conditions. For a discussion of these and other risks and important factors that could affect FBR Capital Markets' future results and financial condition, see "Risk Factors" in Part I, Item 1A of the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2008 and Part II, Item 1A of the Company's Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2009; "Management's Discussion and Analysis of Financial Condition and Results of Operations" in Part II, Item 7 of the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2008; and other items throughout the Company's Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K.

FBR CAPITAL MARKETS CORPORATION
CONSOLIDATED STATEMENTS OF OPERATIONS
(Dollars in thousands, except per share amounts)
(Unaudited)

	Quarter ended		Year ended
	December 31,		December 31,
	2009	2008	2009	2008
REVENUES:
Investment banking:
Capital raising	$83,458	$745	$121,007	$76,377
Advisory	4,990	5,306	17,716	20,573
Institutional brokerage:
Principal transactions	8,633	6,806	40,271	20,261
Agency commissions	19,680	28,815	92,864	118,314
Asset management fees	3,461	3,376	13,244	15,883
Net investment income (loss)	1,626	(66,009)	1,577	(81,335)
Interest, dividends & other	1,966	7,560	5,806	24,292
Total revenues	123,814	(13,401)	292,485	194,365
Interest expense	--	4,780	252	12,457
Revenues, net of interest expense	123,814	(18,181)	292,233	181,908

NON-INTEREST EXPENSES:
Compensation and benefits	73,337	52,374	193,017	227,114
Professional services	8,952	5,610	23,971	34,895
Business development	4,610	6,224	13,770	30,057
Clearing and brokerage fees	3,101	3,235	13,945	14,010
Occupancy and equipment	8,833	8,199	33,655	33,244
Communications	5,693	6,275	21,304	24,183
Impairment of intangible assets	--	--	5,350	--
Other operating expenses	4,121	5,236	16,210	16,625
Total non-interest expenses	108,647	87,153	321,222	380,128

Income (loss) before income taxes	15,167	(105,334)	(28,989)	(198,220)

Income tax (benefit) provision	(2,063)	25,413	(1,338)	(3,490)

Net income (loss)	$17,230	$(130,747)	$(27,651)	$(194,730)

Basic earnings (loss) per share	$0.27	$(2.23)	$(0.46)	$(3.09)
Diluted earnings (loss) per share	$0.26	$(2.23)	$(0.46)	$(3.09)

Weighted average shares- basic (in thousands)	63,601	58,758	60,094	63,056
Weighted average shares- diluted (in thousands)	66,854	58,758	60,094	63,056

Non-GAAP Financial Measures

In addition to the financial results reported in accordance with generally accepted accounting principles (GAAP), FBR Capital Markets has disclosed non-GAAP pre-tax core operating earnings (losses) for the quarters ended December 31, 2009 and 2008 in this press release. This non-GAAP measurement is used by management to analyze and assess the results of the core capital markets and asset management operating units. In determining core earnings (losses), FBR Capital Markets has excluded from GAAP financial results the following non-core operating items: (1) severance costs associated with reductions in headcount (2) corporate transaction costs, which includes costs related to reductions in physical space and costs associated with business combinations and acquisitions, and (3) net investment income (losses) from our mortgage-backed securities and long-term investments. FBR Capital Markets has also excluded the following non-cash expenses: (1) impairment of intangible assets, (2) compensation costs associated with stock-based awards and (3) amortization of intangible assets. Management believes that this non-GAAP measurement assists investors in understanding the impact of these non-core items and non-cash expenses on the performance of the Company, and provides additional clarity around the firm's forward earnings capacity and trend.

A limitation of utilizing these non-GAAP measures is that the GAAP accounting effects of these events do in fact reflect the underlying financial results of FBR Capital Markets' business and these effects should not be ignored in evaluating and analyzing our financial results. Therefore, management believes income (loss) before income taxes on a GAAP basis and core earnings (loss) before income taxes on a non-GAAP basis should be considered together.

The following table presents a reconciliation of the GAAP financial results to non-GAAP measurements discussed above (dollars in thousands).

	Quarter ended		Quarter ended		Year ended
	Dec. 31,	Sept. 30,	Dec. 31,		Dec. 31,
	2009	2009	2009	2008	2009	2008
Net revenues before net investment income/loss	$122,188	$71,411	$122,188	$47,828	$290,656	$263,243
GAAP pre-tax income (loss)	$15,167	$(6,958)	$15,167	$(105,334)	$(28,989)	$(198,220)
Non-core items:
Severance	183	219	183	10,425	1,153	17,945
Corporate transaction costs	2,590	2,274	2,590	--	4,864	--
Net investment loss, MBS	--	--	--	33,622	1,043	33,622
Net investment (income) loss, long-term investments	(1,626)	(29)	(1,626)	32,387	(2,620)	47,713
Non-cash expenses:
Impairment of intangible assets	--	--	--	--	5,350	--
Stock compensation expense	5,117	5,462	5,117	6,541	19,802	18,928
Amortization of intangibles	220	685	220	291	1,487	1,164
Non-GAAP pre-tax core operating income (loss)	$21,651	$1,653	$21,651	$(22,068)	$2,090	$(78,848)

FBR CAPITAL MARKETS CORPORATION
CONSOLIDATED BALANCE SHEETS
(Dollars in thousands, except per share amounts)
(Unaudited)

ASSETS	31-Dec-09	31-Dec-08

Cash and cash equivalents	$275,506	$207,801
Receivables	15,751	32,110
Investments:
Mortgage-backed securities, at fair value	--	454,339
Long-term investments	43,620	41,174
Trading securities, at fair value	94,478	17,954
Due from brokers, dealers and clearing organizations	96,477	--
Goodwill and intangible assets, net	8,424	8,943
Furniture, equipment and leasehold improvements, net	15,172	24,442
Prepaid expenses and other assets	6,897	13,606
Total assets	$556,325	$800,369

LIABILITIES AND SHAREHOLDERS' EQUITY

Liabilities:
Securities sold but not yet purchased, at fair value	$51,669	$8,325
Repurchase agreements	--	416,037
Accrued compensation and benefits	72,537	43,919
Accounts payable, accrued expenses and other liabilities	22,452	25,352
Due to brokers, dealers and clearing organizations	90,168	3,009
Total liabilities	236,826	496,642

Shareholders' equity:
Common stock	64	60
Additional paid-in capital	428,661	396,059
Restricted stock units	19,979	9,309
Accumulated other comprehensive loss	(71)	(218)
Accumulated deficit	(129,134)	(101,483)
Total shareholders' equity	319,499	303,727

Total liabilities and shareholders' equity	$556,325	$800,369

Book Value per Share	$5.00	$5.18

Shares Outstanding (in thousands)	63,908	58,652

FBR CAPITAL MARKETS CORPORATION
Financial & Statistical Supplement - Operating Results
(Dollars in thousands)
(Unaudited)

	Q-4 09	Q-3 09	Q-2 09	Q-1 09	Q-4 08
Revenues, net of interest expense	$123,814	$71,440	$47,328	$49,651	$(18,181)

Non-interest expenses:
Variable	55,196	29,360	19,405	21,143	17,801
Fixed	53,451	49,038	44,213	44,066	69,352
Impairment of intangible assets	--	--	5,350	--	--

Income (loss) before income taxes	15,167	(6,958)	(21,640)	(15,558)	(105,334)

Income tax (benefit) provision	(2,063)	12	104	609	25,413

Net income (loss)	$17,230	$(6,970)	$(21,744)	$(16,167)	$(130,747)

Fixed expenses	$53,451	$49,038	$44,213	$44,066	$69,352
Less: Non-cash expenses	5,337	6,147	5,203	4,602	6,832
Corporate transaction costs	2,590	2,274	--	--	--
Severance	183	219	191	560	10,425

Core fixed costs	$45,341	$40,398	$38,819	$38,904	$52,095

Statistical Data
Net assets under management (in millions)
Mutual funds	$1,316.3	$1,468.1	$1,364.9	$1,079.8	$1,179.4
Managed accounts	--	--	--	128.8	216.6
Hedge & offshore funds	2.1	3.0	4.1	16.1	21.0
Private equity and venture capital funds	7.2	12.3	12.4	13.6	15.9
Total	$1,325.6	$1,483.4	$1,381.4	$1,238.3	$1,432.9

Employee count	595	583	554	550	568

Contacts:
Media: Troy Gravitt at 703.469.1004 or tgravitt@fbr.com
Investors:  Bradley J. Wright at 703.469.1080 or fbcmir@fbr.com